EXHIBIT 23.1



                       Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-77312) of IntegraMed America, Inc. of our report dated February 16, 1998 appearing on page F-2 of this Form 10-K.




/s/Price Waterhouse
-------------------
PRICE WATERHOUSE

Stamford, Connecticut
March 20, 1998